As filed with the Securities and Exchange Commission on June 2, 2017

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-8
REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

OBALON THERAPEUTICS, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	26-1828101 (I.R.S. Employer Identification No.)
5421 Avenida Encinas, Suite F
Carlsbad, California 92008
(Address of Principal Executive Offices) (Zip Code)

Obalon Therapeutics, Inc. 2016 Equity Incentive Plan
Obalon Therapeutics, Inc. 2016 Employee Stock Purchase Plan
(Full Title of the Plan)
______________________________________________________________
Andrew Rasdal
President and Chief Executive Officer
Obalon Therapeutics, Inc.
5421 Avenida Encinas, Suite F
Carlsbad, California 92008
(760) 795-6558
(Name, address, and telephone number, including area code, of agent for service)
_________________
Copy  to:
B. Shayne Kennedy
LATHAM & WATKINS LLP
 650 Town Center Drive, 20th Floor
Costa Mesa, California 92626
Telephone: (714) 540-1235
Facsimile: (714) 755-8290

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐
Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act . ☒

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, $0.001 par value per share
--- To be issued under the 2016 Equity Incentive Plan	760,924 (2)	$9.34 (3)	$7,107,031	$824
--- To be issued under the 2016 Employee Stock Purchase Plan	190,231 (4)	$7.94 (5)	$1,510,435	$176

(1) Pursuant to Rule 416(a) of the Securities Act of 1933, as amended (the “Securities Act”), this registration statement shall also cover any additional shares of the Registrant’s common stock that becomes issuable under the Registrant’s 2016 Equity Incentive Plan (the “2016 Plan”) or 2016 Employee Stock Purchase Plan (the “2016 ESPP”) by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration that increases the number of the Registrant’s outstanding shares of common stock.

(2) Represents additional shares of the Registrant’s common stock that became available for issuance on January 1, 2017 under the 2016 Plan, pursuant to the evergreen provision of the 2016 Plan.

(3) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and 457(h) of the Securities Act, and based upon the average of the high and low prices of the Registrant’s common stock as reported on the Nasdaq Global Market on May 26, 2017.

(4) Represents additional shares of the Registrant’s common stock that became available for issuance on January 1, 2017 under the 2016 ESPP, pursuant to the evergreen provision of the 2016 ESPP.

(5) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and 457(h) of the Securities Act, and based upon the average of the high and low prices of the Registrant’s common stock as reported on the Nasdaq Global Market on May 26, 2017, multiplied by 85%, which is the percentage of the trading price per share applicable to purchasers under the 2016 ESPP.

EXPLANATORY NOTE

This Registration Statement on Form S-8 is being filed for the purpose of registering an additional 951,155 shares of the Registrant’s common stock issuable under the following employee benefit plans for which a Registration Statement of the Registrant on Form S-8 (File No. 333-213988) is effective: (i) the 2016 Equity Incentive Plan, as a result of the operation of an automatic annual increase provision therein, which added 760,924 shares of common stock, and (ii) the 2016 Employee Stock Purchase Plan, as a result of the operation of an automatic annual increase provision therein, which added 190,231 shares of common stock.

INCORPORATION BY REFERENCE OF CONTENTS OF
REGISTRATION STATEMENT ON FORM S-8

Except as set forth below, pursuant to Instruction E of Form S-8, the contents of the Registration Statements on Form S-8 filed with the Securities and Exchange Commission on October 6, 2016 (File No. 333-213988) are incorporated by reference herein.

Item 8. Exhibits

The Exhibit Index immediately preceding the exhibits is incorporated by reference.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Carlsbad, State of California, on June 2, 2017.

OBALON THERAPEUTICS, INC.

By:	/s/ Andrew Rasdal
Name:	Andrew Rasdal
Title:	President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Andrew Rasdal and William Plovanic, and each of them, as his or her true and lawful attorney-in-fact and agent with full power of substitution, for him or her in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Andrew Rasdal	President, Chief Executive Officer and Director (Principal Executive Officer)	June 2, 2017
Andrew Rasdal

/s/ William Plovanic	Chief Financial Officer (Principal Financial Officer)	June 2, 2017
William Plovanic

/s/ Nooshin Hussainy	Vice President of Finance (Principal Accounting Officer)	June 2, 2017
Nooshin Hussainy

/s/ Kim Kamdar	Chairperson of the Board of Directors	June 2, 2017
Kim Kamdar

/s/ Ray Dittamore	Director	June 2, 2017
Ray Dittamore

/s/ Douglas Fisher	Director	June 2, 2017
Douglas Fisher

/s/ Les Howe	Director	June 2, 2017
Les Howe

/s/ David Moatazedi	Director	June 2, 2017
David Moatazedi

/s/ Jonah Shacknai	Director	June 2, 2017
Jonah Shacknai
/s/ Sharon Stevenson	Director	June 2, 2017
Sharon Stevenson

EXHIBIT INDEX

		Incorporated by Reference
Exhibit Number	Description	Form	Exhibit	Date Filed	File Number	Filed Herewith

4.1	Restated Certificate of Incorporation of Obalon Therapeutics, Inc.	S-1/A	3.2	9/26/16	333-213551

4.2	Amended and Restated Bylaws of Obalon Therapeutics, Inc.	S-1/A	3.4	9/26/16	333-213551

4.3	Form of Common Stock Certificate.	S-1	4.1	9/9/16	333-213551

5.1	Opinion of Latham & Watkins LLP.					X

23.1	Consent of Latham & Watkins LLP (included in Exhibit 5.1).					X

23.2	Consent of KPMG LLP, Independent Registered Public Accounting Firm.					X

24.1	Power of Attorney (included in the signature page to this registration statement).					X

99.1	Obalon Therapeutics, Inc. 2016 Equity Incentive Plan and form of award agreements thereunder.	S-1/A	10.3	9/26/16	333-213551

99.2	Obalon Therapeutics, Inc. 2016 Employee Stock Purchase Plan and form of enrollment agreement.	S-1/A	10.4	9/26/16	333-213551
99.3	Form of Non-Employee Director Option Agreement.	10-K	10.8	2/23/17	001-37897